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                                                                   EXHIBIT 10.18

                               SUBLEASE AGREEMENT

1. PARTIES - This Sublease, dated ___________________ is made between HomeGrocer.com, Inc. with its principal office at 1445 - l20th Avenue NE, Bellevue, WA 98005-2127 (hereinafter referred to as ("Sublessor") and A&M Warehouses, Incorporated, operating under the laws of the State of Washington, having its principal office at 5002 D Street NW, Auburn, Washington 98001 ("Sublessee")

2. MASTER LEASE - Sublessor is the Lessee under a lease dated November 4, 1996, an Assignment of Lease dated May 14, 1997 and subsequent Assignment of Lease dated _____________________ wherein Benaroya Capital Company, L.L.C. ("Lessor") leased to Sublessor the real property described in the master lease which is attached hereto. Benaroya Capital Company, LLC ("Lessor") leased to Sublessor the real property described in the master lease which is attached hereto and which is hereby incorporated into this Sublease as Exhibit A. The Sublessee hereby agrees to abide by all the terms and conditions of said master lease except for modifications to the master lease that are agreed to in this Sublease Agreement.

3. PREMISES - Sublessor hereby subleases to Sublessee on the term and conditions set forth in this Sublease the following portion of the Master Premises ("Premises") as shown in Exhibit B.

4. WARRANTY BY SUBLESSOR - Sublessor warrants and represents to Sublessee the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5. TERM - The Term of this Sublease shall commence on July 19, 1999 ("Commencement Date"), or when Lessor consents to this Sublease, whichever shall last occur, and end on February 28, 2007 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of the Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay and the validity of this Sublease shall not be Impaired, but rent shall abate until delivery of Possession. If Sublessor permits Sublessee to take Possession before the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of the Sublease, including without limitation the payment of rent.
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6.   OPTION TO EXTEND - Sublessor hereby grants to Sublessee the option to extend this Sublease for an additional term of five (5) years commencing on the first day after the Expiration Date of the initial term (the "Renewal Term"). Sublessee must exercise the option to extend, if at all, by giving Sublessor written notice of such exercise not less than eight (8) months prior to the Expiration of the initial term. Upon the exercise of the option to extend, the term of this Sublease shall be extended through the Expiration Date of the Renewal Term on the same terms and conditions as contained herein, and the Base Rent during the Renewal Term shall be determined pursuant to Section 33 of the Master Lease.

7. RENT - Base Rent. Sublessee shall pay to Sublessor as base rent, without deduction (except as provided in Paragraph 8 below), set off, notice, on demand at 1445 - 120th Avenue NE, Bellevue, WA 98005-2127 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, $0.343 per month per square foot, from Commencement Date through February 28, 2002 and $0.394 per cent per month per square foot from March 1, 2002 through February 28, 2007. All payments shall be made in advance on the first day of each month. Sublessee shall pay to Sublessor upon execution of this Sublease a sum equal to first months rent and common area costs that will be applied to the first month's base rent and operating costs. If the Term begins or ends on a day other than the first or last day of the month, the rent for the partial months shall be prorated on a per diem basis. Subsequent to the completion of Sublessor's tenant improvements, Sublessor and Sublessee will enter into a letter agreement specifying the exact square footage occupied by each party and the dollar amount of the monthly rent.

8. RENT CREDIT - As consideration for assignment of Sublessee's lease to Sublessor, Sublessee is granted a rent credit of $0.014 per month for each square foot of space occupied by Sublessor. The amount may be deducted from the monthly rent payment.

9. OPERATING COSTS - Operating Costs, Including but not limited to taxes, utilities, or insurance; Sublessee shall pay to Sublessor as additional rents seventeen (17%) percent of the base monthly rent in advance on the first day of each month. Such provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the Obligations of Sublessor and Sublessee hereunder shall be adjusted in like manner. Sublessor shall, upon request of Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the term.

10. SECURITY DEPOSIT - Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of $70,500 as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for

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     the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or of any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event, the Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee, if any, the Sublessee's interest hereunder.

11. USE OF PREMISES - The Premises shall be used and occupied only for the operation of public warehouse with associated administrative and transportation activities, and for no other use or purpose.

12. ASSIGNMENT AND SUBLETTING - Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

13. OTHER PROVISIONS OF SUBLEASE - All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following: prorated operating cost. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates the Sublease shall terminate and the parties shall relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, If the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

14. ATTORNEY'S FEES - If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

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15.  NOTICES - All notices and demands by either party shall be made by United
     States mail and sent to the address for the parties specified herein.

16. CONSENT BY LESSOR - This Sublease shall be of no force or effect unless consented to, in writing, by Lessor within ten (10) days after execution thereof, if such consent is required under the terms of the Master Lease.

17. COMPLIANCE - The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the American With Disabilities Act.


Sublessor: HomeGrocer.com, Inc.            Sublessee: A & M Warehouses, Inc.

By: /s/ Daryl L. Stromswold                By: /s/ Nick Harbert
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Name: Daryl L. Stromswold                  Name: Nick Harbert
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Title: Assistant Secretary                 Title:  President
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Date: June 24, 1999                        Date: 7-2-99
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